POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Amanda Daniel, Emily Hamblin, Michael Hoes, Michael Lapp, Vincent Lichtenberger, Geoff Saxe, and Jeffrey Werbitt, or any of them singly, and with full power of substitution and re-substitution, as the undersigned?s true and lawful attorneys-in-fact, with full power to act for the undersigned and in the undersigned?s name, place and stead, in any and all capacities, to:

(1)	prepare, execute in the undersigned?s name and on the
undersigned?s behalf, and submit to the U.S. Securities and Exchange Commission (the ?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by or considered by such attorney-in-fact to be advisable under Section 16(a) of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?) or any rule or regulation of the SEC;

(2)	prepare and execute for and on behalf of the undersigned, in the undersigned?s capacity as a reporting person pursuant to
Section 16 of the Exchange Act, and the rules thereunder, of Bank of America Corporation (the ?Company?), any and all
Forms 3, 4 and 5 (including any amendments thereto) the undersigned is required or which such attorney-in-fact considers is advisable to file with the SEC, in accordance with Section 16(a) of the Exchange Act;

(3)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 (or any such amendment thereto) and timely file such form with the SEC and the New York Stock Exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney also serves to revoke as of the date hereof, any Power of Attorney previously executed by the undersigned for the purpose of executing filings pursuant to Section 16 of the Exchange Act on behalf of the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of January, 2020

Signature:  ___________/s/ Andrea B. Smith___________________
Name:  Andrea B. Smith